Chyron Corporation

Executive Retention Program

In order to encourage executives to actively support the sale process, the Company is making the following changes to the executive compensation and benefit programs. Collectively the changes constitute the Executive Retention Program.

Participants

The participants will include the executives who are under the control of the Compensation Committee.

Effective Date

The program is effective from July 25, 2001 through December 31, 2002 or for one year from the date the participant transfers to a successor company, whichever comes first.

Loyalty Bonus

The Company will pay participants a bonus equal to 3 months base salary in accordance with Attachment A. The bonus will be payable as of (i) the date the Company is sold, or (ii) the date the participant transfers to a successor company, or (iii) the date the participant is terminated involuntarily.

Loyalty Options

The Company will grant stock options to participants in accordance with Attachment A. The options will vest 6 months from the date of the grant. Early vesting will occur as of (i) the date the Company is sold, or (ii) the date the participant transfers to a successor company, or (iii) the date the participant is terminated involuntarily.

Annual Bonus

Participants who transfer to a successor company or who are involuntarily terminated will receive the prorated portion of their actual bonus paid from the prior year.

Revised Severance Benefits

Benefits for executives will be increased in accordance with Attachment B. For participants subject to COBRA, the Company will pay COBRA premiums throughout the severance period.

Chyron Corporation

Executive Retention Program - Attachment A

	Loyalty	Loyalty
	Bonus ($)	Options

World Wide Sales & Marketing
Graham Pitman	$40,560	60,000

Corporate
Jim Paul	$53,750	60,000

Chyron Corporation

Executive Retention Program - Attachment B

	Current	Proposed
	Severance	Severance

World Wide Sales & Marketing
Graham Pitman	1 year	no change

Corporate
Jim Paul	per contract	*

* per contract or 9 months, whichever is greater